Exhibit4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number R-1	Monsanto Finance Canada Co.	$150,000,000 CUSIP 611688AA0

5½% Senior Note due 2035

Rate of Interest	Maturity Date	Original Issue Date
5½%	July 30, 2035	July 15, 2005

        MONSANTO FINANCE CANADA CO., a an unlimited liability company duly organized and existing under the laws of the Province of Nova Scotia, Canada (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS on the Maturity Date shown above, and to pay interest thereon from July 15, 2005 or from the most recent Interest Payment Date (which term, as well as all other capitalized terms used herein, shall have the meanings assigned in such Indenture unless otherwise indicated) to which interest has been paid or duly provided for, semi-annually on January 30 and July 30 in each year, commencing January 30, 2006, at the rate of 5½% per annum, until the principal hereof is paid or made available for payment. Under certain circumstances, the Company may also be obligated to pay Additional Amounts as provided in said Indenture. The interest and Additional Amounts, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such payment, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest and Additional Amounts, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest and Additional Amounts, if any, to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any) and any such interest and Additional Amounts, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest and Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of July 15, 2005 (herein called the “Indenture”), among the Company, Monsanto Company, as guarantor, and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated above, initially limited in aggregate principal amount to $150,000,000.

        The Notes are fully, unconditionally and irrevocably guaranteed by Monsanto Company (the “Guarantor”), a Delaware corporation which is the parent company of the Company, as evidence by the Guaranty endorsed hereon.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to above by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: July 15, 2005	MONSANTO FINANCE CANADA CO.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION	By	/s/ Robert A. Paley
Vice President and Treasurer
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., as Trustee

By
Authorized Signatory

MONSANTO FINANCE CANADA CO.
5½% Senior Note due 2035

        The Notes will be subject to redemption as follows:

    (i)        The Notes will be redeemable, in whole or in part, at the option of the Company at any time or from time to time at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus in each case, accrued and unpaid interest on the Notes to the redemption date;
    (ii)        “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes;
    (iii)        “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations;
    (iv)        “Reference Treasury Dealer” means (a) Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (or their respective affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company;
    (vii)        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date;
    (viii)        “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture.

        The Notes will also be subject to redemption, in whole but not in part, prior to maturity at the option of the Company, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date fixed for redemption, if, in the opinion of independent counsel of recognized standing (which may be Bryan Cave LLP or Fasken Martineau DuMoulin LLP), the Company or the Guarantor is, or on the next date on which any amount would be payable in respect of the applicable Notes, will be obligated to pay Additional Amounts in respect of the Notes pursuant to the terms and conditions thereof as a result of (a) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Canada or of the United States affecting taxation which becomes effective on or after July 12, 2005; or (b) any change in the official position regarding the application, administration, or interpretation of the laws, treaties, regulations or rulings of Canada or of the United States (including a holding, judgment, or order by a court of competent jurisdiction), on or after July 12, 2005; and the Company or the Guarantor, as the case may be, cannot avoid payment of Additional Amounts by (i) filing a form, certificate, or other document with the appropriate taxing authority, the preparation or filing of which form, certificate, or other document, or any conditions or undertakings contained therein, does not cause any material detriment or material expense to the Company or the Guarantor or (ii) taking some other action which in their reasonable judgment is purely ministerial and does not cause any material detriment or material expense to the Company or the Guarantor. To exercise such right of redemption, the Company shall deliver to the Trustee a certification stating that it is entitled to effect such redemption pursuant to the terms of the Notes, and shall cause a notice specifying the date for redemption of the Notes to be given to the Holders not less than 30 nor more than 60 calendar days’ before the date specified for redemption and not earlier than 90 calendar days prior to the earliest date on which the Company or the Guarantor would be obliged to make such payment of Additional Amounts or withholding.

        The Securities of this series do not have the benefit of any sinking fund obligations.

        In the event of redemption of this Note in part only, a new Note or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note and/or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        If at any time the Depositary for this Note notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be eligible under the Indenture with respect to this Note, and if a successor Depositary eligible under the Indenture for this Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that the Notes of this issue be represented by a Book-Entry Security shall no longer be effective with respect to this Note, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Securities shall authenticate and deliver, Securities in definitive form in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note. The Company may at any time and in its sole discretion determine that the Securities of this series shall no longer be represented by Book-Entry Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, Securities of this series in definitive form and in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities representing this series in exchange for such Book-Entry Security or Securities.

        No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities; (2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities of the series in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such series.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 308 of the Indenture), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

GUARANTEE

        For value received, MONSANTO COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Guarantor,” which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee for itself and on behalf of the such Holder the due and punctual payment of the principal of, and any premium, and interest on, such Security, and any other amount due and payable in respect of such Security pursuant to the terms of the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, repurchase, or otherwise, according to the terms of such Security and of the Indenture referred to therein. In case of the failure of Monsanto Finance Canada Co., an unlimited liability company duly organized and existing under the laws of the Province of Nova Scotia, Canada (herein called the “Company,” which term includes any successor corporation under such Indenture), immediately to make any such payment of principal, premium or interest on such other amounts, the Guarantor hereby agrees to cause any such payment to be made immediately when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

        The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event or merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Security and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of, any premium or interest on, such Security, or other amount payable in respect thereof, legal proceedings may be instituted immediately by the Trustee on behalf of, or by, the Holder of such Security, on the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

        The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and any premium and interest on, and all other amounts payable in respect of, all Securities issued under such Indenture shall have been paid in full.

        No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of principal of, any premium and interest on, and all other amounts payable in respect of, the Security upon which this Guarantee is endorsed.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under such Indenture.

        All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

        This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

        This Guarantee is an unsecured obligation of the Guarantor, and ranks pari passu with all other unsubordinated indebtedness of the Guarantor.

        IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and dated as of the date of the Security upon which this Guarantee is endorsed.

MONSANTO COMPANY

By
Vice President and Treasurer